Exhibit 99.1

GrafTech Announces Commencement of Exchange Offers and Consent Solicitations Relating to Existing Notes

BROOKLYN HEIGHTS, Ohio, November 21, 2024 – GrafTech International Ltd. (NYSE: EAF) (“GrafTech” or the “Company”) announced today that GrafTech Finance Inc. (“GrafTech Finance”) and GrafTech Global Enterprises Inc. (“GrafTech Global” and, together with GrafTech Finance, the “Issuers”), each a subsidiary of the Company, have commenced separate offers to exchange (each an “Exchange Offer” and, together, the “Exchange Offers”) any and all of (i) GrafTech Finance’s 4.625% senior secured notes due 2028 (the “Existing 4.625% Notes”) and (ii) GrafTech Global’s 9.875% senior secured notes due 2028 (the “Existing 9.875% Notes” and, together with the Existing 4.625% Notes, the “Existing Notes”), for up to an aggregate principal amount of $500,000,000 new 4.625% second lien notes due 2029 and up to an aggregate principal amount of $450,000,000 new 9.875% second lien notes due 2029, respectively (collectively, the “Exchange Notes”), pursuant to the terms and conditions described in a confidential exchange offer memorandum and consent solicitation statement (as it may be supplemented and amended from time to time, the “Offering Memorandum”).

Simultaneously with the Exchange Offers, the Company announced that the Issuers are soliciting consents (with respect to each series of Existing Notes, a “Consent Solicitation” and, collectively, the “Consent Solicitations”), on the terms and subject to the conditions set forth in the Offering Memorandum, (with respect to each series of Existing Notes, a “Consent” and, collectively, the “Consents”) from Eligible Holders (as defined below) of such series of Existing Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the indentures governing the Existing Notes (collectively, the “Existing Notes Indentures”). The Proposed Amendments for each series of Existing Notes would eliminate substantially all of the restrictive covenants as well as certain events of default and related provisions and definitions in the Existing Notes Indentures. Holders of at least a majority of the outstanding principal amount of a series of the Existing Notes must consent (the “Indenture Consents”) to the Proposed Amendments in order for the Proposed Amendments to become effective with respect to such series of Existing Notes. The Proposed Amendments with respect to each series of Existing Notes would also release all of the collateral securing such series of Existing Notes (the “Collateral Release”) if consents from the holders of at least 66 2/3% of the outstanding principal amount of such series of Existing Notes are received (the “Collateral Release Consents” and, together with the Indenture Consents, the “Requisite Consents”). If the Collateral Release Consents are obtained with respect to a series of Existing Notes and the Collateral Release becomes operative, all of the collateral securing such Existing Notes will be released. Eligible Holders of Existing Notes may not tender Existing Notes without delivering the related Consents, and Eligible Holders of Existing Notes may not deliver Consents without tendering the related Existing Notes.

Certain holders (the “Supporting Noteholders”) representing approximately 89% of the principal amount of the Existing 4.625% Notes and 72% of the principal amount of the Existing 9.875% Notes, have agreed to tender their Existing Notes in the Exchange Offers and thereby provide their consent to support the Proposed Amendments in the Consent Solicitations. As a result, we expect the Supporting Noteholders to tender their Existing Notes pursuant to the Exchange Offers and provide the Requisite Consents, including, for the avoidance of doubt, the Collateral Release Consents, with respect to each series of the Existing Notes to effect the Proposed Amendments with respect to each series of the Existing Notes.

The following table describes certain terms of the Exchange Offers and summarizes the consideration for each $1,000 principal amount of Existing Notes tendered in the Exchange Offers:

Title of Existing Notes	Issuer	CUSIP No./ISIN(1)	Aggregate Outstanding Principal Amount	Consideration (which includes consideration for accompanying Consents delivered pursuant to the Consent Solicitations)
4.625% Senior Secured Notes due 2028	GrafTech Finance	384311AA4 / US384311AA42 (144A) U3826GAA5 / USU3826GAA59 (Reg S)	$500,000,000	$1,000 of New 4.625% Notes
9.875% Senior Secured Notes due 2028	GrafTech Global	38431AAA4 / US38431AAA43 (144A) U3830AAA2 / USU3830AAA26 (Reg S)	$450,000,000	$1,000 of New 9.875% Notes

(1)    No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Existing Notes. CUSIPs are provided solely for convenience.

In addition to the consideration described in the table above, the Issuers will pay in cash accrued and unpaid interest on the Existing Notes accepted in the Exchange Offer from the applicable latest interest payment date to, but not including, the settlement date for the Exchange Offers. Interest on the New Notes will accrue from the date of first issuance of the New Notes.

The New 4.625% Notes will bear interest at a rate of 4.625% per year, to be paid semi-annually on June 23 and December 23, commencing on June 23, 2025. The 9.875% Notes will bear interest at a rate of 9.875% per year, to be paid semi-annually on June 23 and December 23, commencing on June 23, 2025.

The payment of principal and interest on the New Notes will be guaranteed by the guarantors under the Existing Notes (including the Company), as well as certain additional guarantors that are not organized under the laws of the United States (“Non-U.S. Guarantors”). The New Notes and each guarantee will be senior obligations that rank pari passu in right of payment with all of our and the guarantors’ existing and future senior indebtedness, subject to certain exceptions set forth in the Offering Memorandum. The New Notes will be secured by a perfected second-priority security interest in all of the assets and property of the Issuers and the guarantors (the “Collateral”) (subject to certain exclusions and limitations on perfection steps); provided, that the trustee of the New Notes will first enforce against Collateral of guarantors that are organized under the laws of the United States prior to any Collateral of Non-U.S. Guarantors, subject to certain limitations as set forth in the Offering Memorandum.

Each Exchange Offer and Consent Solicitation will expire at 5:00 pm, New York City time, on December 20, 2024, or any other date and time to which the Issuers extend such date and time in its sole discretion (such date and time for such Exchange Offer and Consent Solicitation, as each may be extended, the “Expiration Time”), unless earlier terminated. To be eligible to receive the exchange consideration set forth in the table above in the applicable Exchange Offer and Consent Solicitation, Eligible Holders must validly tender (and not validly withdraw) their

Existing Notes at or prior to the Expiration Time. Rights to withdraw tendered Existing Notes and revoke consents will terminate at 5:00 pm, New York City time on December 20, 2024, unless extended (such time and date as it may be extended, the “Withdrawal Deadline”), except for certain limited circumstances where additional withdrawal rights are required by law.

Each Exchange Offer and Consent Solicitation is a separate offer and solicitation and each may be individually amended, extended, terminated or withdrawn, subject to certain conditions and applicable law, at any time in the Issuers’ sole discretion, and without amending, extending, terminating or withdrawing any other Exchange Offer or Consent Solicitation. The Expiration Time with respect to the Exchange Offers and Consent Solicitations can be extended independently of the Withdrawal Deadline for the Exchange Offers and Consent Solicitations.

The consummation of each of the Exchange Offers and the Consent Solicitations is subject to, and conditioned upon, the satisfaction or waiver by the Issuers of certain conditions, including, the Commitment Conditions (as defined in the Offering Memorandum) and the tender of at least 80% of the outstanding principal amount of Existing Notes (in the aggregate) in the Exchange Offers. Subject to applicable law, the Issuers may amend, extend, terminate or withdraw one of the Exchange Offers and related Consent Solicitation without amending, extending, terminating or withdrawing the other, at any time and for any reason, including if any of the conditions set forth under “Conditions to the Exchange Offers and the Consent Solicitations” in the Offering Memorandum with respect to the applicable Exchange Offer is not satisfied as determined by the Issuers in their sole discretion.

The Exchange Offers and Consent Solicitations are being made, and the New Notes are being offered, only to holders of the Existing Notes who are either (a) reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1934, as amended (the “Securities Act”) or (b) not “U.S. persons,” as defined in Regulation S who agree to purchase the New Notes outside of the United States and who are otherwise in compliance with the requirements of Regulation S under the Securities Act. A person in, or subject to the securities laws of any province or territory of Canada, must be a resident of one of the Provinces of Ontario, Quebec or Alberta and both an “accredited investor” and a “permitted client”, as such terms are defined under Canadian securities laws in order to be eligible to participate in the Exchange Offers. The holders of Existing Notes who have certified to the Issuers that they are eligible to participate in the Exchange Offers and Consent Solicitations pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Eligible Holders may go to https://epiqworkflow.com/cases/GrafTechEL to confirm their eligibility.

Full details of the terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum. The Exchange Offers and Consent Solicitations are only being made pursuant to, and the information in this press release is qualified in its entirety by reference to, the Offering Memorandum, which is being made available to Eligible Holders of the Existing Notes. Eligible Holders of the Existing Notes are encouraged to read the Offering Memorandum, as it contains important information regarding the Exchange Offers and Consent Solicitations.

Requests for the eligibility letter related to the Offering Memorandum may be directed to Epiq Corporate Restructuring, LLC, the exchange agent and information agent for the Exchange Offers by email at registration@epiqglobal.com.

None of the Company, any of its subsidiaries (including the Issuers) or affiliates, or any of their respective officers, boards of directors, members or managers, the exchange agent and information agent or the trustee of the Existing Notes or the New Notes is making any recommendation as to whether Eligible Holders should tender any Existing Notes in response to the Exchange Offers or Consent to the Proposed Amendments, and no one has been authorized by any of them to make such a recommendation.

The Exchange Offers are not being made to Eligible Holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  In any jurisdiction in which the Exchange Offers are required to be made by a licensed broker or dealer, the Exchange Offers will be deemed to be made on behalf of the Company and the Issuers by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. The New Notes have not been and will not be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

No Offer or Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Existing Notes or the New Notes in the United States and shall not constitute an offer, solicitation or sale of the New Notes in any jurisdiction where such offering or sale would be unlawful. There shall not be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, with some of the highest capacity facilities in the world. GrafTech is the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, GrafTech’s key raw material for graphite electrode manufacturing. This unique position provides GrafTech with competitive advantages in product quality and cost.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, the Exchange Offers and the Consent Solicitations. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “forecast,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: our ability to complete the Exchange Offers, Consent Solicitations and other related transactions on the terms contemplated or at all; our ability to satisfy the required conditions for the consummation of the Exchange Offers, Consent Solicitations and other related transactions; our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the cyclical nature of our business and the selling prices of our products, which may continue to decline in the future, and may lead to prolonged periods of reduced profitability and net losses or adversely impact liquidity; the sensitivity of our business and operating results to economic conditions, including any recession, and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; the possibility that we may be unable to implement our business strategies in an effective manner; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; the competitiveness of the graphite electrode industry; our dependence on the supply of raw materials, including decant oil and petroleum needle coke, and disruptions in supply chains for these materials; our primary reliance on one facility in Monterrey, Mexico for the manufacturing of connecting pins; the cost of electric power and natural gas, particularly in Europe; our manufacturing operations are subject to hazards; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could further deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as a global pandemic, political crises or other catastrophic events; the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the sensitivity of long-lived assets on our balance sheet to changes in the market; our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the impact of inflation and our ability to mitigate the effect on our costs; the impact of macroeconomic and geopolitical events on our business, results of operations, financial condition and cash flows, and the disruptions and inefficiencies in our supply chain that may occur as a result of such events; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; past increases in benchmark interest rates and the fact that any future borrowings may subject us to interest rate risk; risks and uncertainties associated with our ability to access the capital and credit markets could adversely affect our results of operations, cash flows and financial condition; the possibility that disruptions in the capital and credit markets could adversely affect our customers and suppliers; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the possibility that the cash dividends on our common stock, which are currently suspended, will remain suspended and we may not pay cash dividends on our common stock in the future; our ability to continue to meet NYSE continued listing standards; and the ability to satisfy the conditions precedent with respect to the new financings.
These factors should not be construed as exhaustive and should be read in conjunction with the Risk Factors and other cautionary statements that are included in our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Additionally, there can be no assurances that the Exchange Offers and Consent Solicitations will be successfully consummated as they remain subject to the satisfaction of certain conditions precedent. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this press release that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
Contacts

Michael Dillon
216-676-2000
investor.relations@graftech.com